SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 6, 2011

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of principal executive offices)

(281) 556-6200

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2011, BPZ Resources, Inc. (the “Company”), and its subsidiaries BPZ Energy LLC, and BPZ Exploración & Producción S.R.L., entered into a Credit Agreement with Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as administrative agent and lender, Standard Bank PLC (“Standard Bank”), as lender and mandated lead arranger (collectively, the “Lenders”), and Credit Suisse International, as lead arranger (“CSI”), dated as of July 6, 2011, wherein the Lenders agreed to provide a $75 million secured debt financing (the “Debt Facility”) in two loan tranches (respectively, the “Tranche A Loans” and the “Tranche B Loans”, and collectively, the “Loans”) to the Company’s subsidiary, BPZ Exploración & Producción S.R.L. (the “Borrower”), and the Company and its subsidiary BPZ Energy LLC agreed to unconditionally guarantee the Debt Facility.  The Debt Facility provides for fees payable by Borrower to Credit Suisse, CSI, Standard Bank, and to certain collateral agents pursuant to fee letters entered into by Borrower with each of such parties.  The fee letters provide for an arranger fee based on the principal amount and the performance of the price of Brent crude oil, subject to a maximum fee.  The full amount available under the Debt Facility was drawn down by the Company on July 7, 2011.

The Debt Facility is secured by (i) all of the Borrower’s Block Z-1 property on the northwest coast of Peru (“Block Z-1”), (ii) the wellhead oil production of Block Z-1, (iii) all of the Borrower’s rights, title and interests under the Block Z-1 License Contract with Perupetro S.A. (as amended and assigned), (iv) a collection account (including deposits and investments thereunder), (v) all of the Borrower’s right, title and interests under current and future contracts in connection with the sale of crude oil and/or gas produced and sold at Block Z-1, together with related receivables, (vi)  the Borrower’s Capital Stock, (vii) a debt service reserve account (including deposits and investments thereunder), and (viii) certain other property that is subject to a lien in favor of Credit Suisse.

Each tranche of the Debt Facility matures on July 7, 2014, with principal repayment on each tranche due in quarterly installments based on a scheduled repayment plan commencing in January 2013.  The Debt Facility bears interest at three month LIBOR plus 9% per annum, unless the Tranche B Loans are prepaid in full, in which case the Debt Facility shall thereafter bear interest at three month LIBOR plus 7.5% per annum.

The Debt Facility contains covenants that will limit the Company’s ability to, among other things, incur additional debt, create certain liens, enter into transactions with affiliates, pay dividends on or repurchase stock of the Company or its subsidiaries, or sell assets or merge with another entity.  In addition, the Company must complete certain projects in the Corvina and Albacora offshore fields in Block Z-1 by certain scheduled dates.  There are also customary financial covenants under the Debt Facility, including a maximum consolidated leverage ratio, minimum consolidated interest coverage ratio, maximum capitalization ratio, minimum oil production quota per quarter, minimum debt service coverage ratio, minimum proved developed producing reserves coverage ratio, maximum indebtedness, and minimum liquidity ratio.

The Debt Facility provides for events of default and cure periods customary for facilities of this type, including, among other things: (i) payment breaches under any of the finance documents; (ii) representation and warranty breaches; (iii) any default, early amortization event or similar event occurring with respect to the finance documents regarding one of the Company’s Peruvian subsidiaries or one or more debt facilities in an aggregate outstanding principal amount of at least $30,000,000, if the effect is to accelerate the maturity thereof; (iv) failure to comply with obligations under the Debt Facility; (v) admissions of inability to pay debts as they become due; (vi) application for the appointment of a receiver; (vii) making a general assignment for the benefit of creditors; (viii) insolvencies or filing of bankruptcy; (ix) certain monetary and non-monetary judgments, orders, decrees or awards against the Borrower, or any guarantor and any of their respective subsidiaries; (x) revocation, withdrawal, suspension or modification of certain governmental approvals; (xi) suspension, revocation or termination of any Debt Facility financing or security documents or certain key agreements; (xii) certain actions by certain governmental authorities; and (xiii) the occurrence of change in control.  In addition, the Debt Facility provides for optional prepayments in certain circumstances, as well as mandatory prepayments of certain portions of the Loans if the Borrower or any guarantor and any of their respective subsidiaries enters into a permitted farm out transaction with respect to their interests in Block Z-1 that would have the effect of reducing the Borrower’s and such guarantors’ collective economic interest in Block Z-1 below certain ownership thresholds.

If an event of default occurs, Credit Suisse shall, upon the request of the majority Lenders, or may, (i) by notice to the Borrower, (a) immediately terminate the lending commitments; and/or (b) declare all or part of the principal amount of the Loans, together with accrued interest, immediately due and payable; provided that, all lending commitments shall automatically terminate and all amounts due and payable on any loan will automatically become immediately due and payable without notice if the Borrower or any guarantor and any of their respective subsidiaries appoint a receiver, liquidator or trustee, make a general assignment for the benefit of their creditors, become insolvent or bankrupt, liquidate, or are subject to certain monetary judgments exceeding in the aggregate, $30 million; and/or (ii) liquidate the security collateral and apply the proceeds thereof to pay the Loans.

Proceeds from the Debt Facility will be utilized to pay certain fees and expenses under the Debt Facility, to fund a debt service reserve account under the Debt Facility, to reimburse certain affiliates of the Borrower for up to $14 million of capital and exploratory expenditures incurred by them in connection with the development of Block Z-1, and up to $6 million of capital and exploratory expenditures incurred by them in connection with the development in Block XIX in northwest Peru, and to finance the Borrower’s capital and exploratory expenditures in connection with the development of Block Z-1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in this Current Report regarding the Debt Facility is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On July 7, 2011, the Company issued a press release announcing the $75 million Debt Facility with Credit Suisse, as described in Item 1.01 above. A copy of the press release dated July 7, 2011 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit No.	Description

99.1	BPZ Resources, Inc. Press Release, dated July 7, 2011, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

/s/Richard S. Menniti
Date: July 8, 2011	Richard S. Menniti
Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	BPZ Resources, Inc. Press Release, dated July 7, 2011, and furnished with this report.